PACIFIC LIFE

Pacific Life Insurance Company
P.O. Box 2378 • Omaha, NE 68103-2378
www.PacificLife.com
Contract Owners: (800) 722-4448

PACIFIC VALUE EDGE
Variable Annuity Application

Registered Representatives call (800) 722-2333 for assistance.

1. ANNUITANT(S)
Must be an individual. Check product guidelines for maximum issue age.

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex
John R. Doe	01/01/1972	☑ M ☐ F

Mailing Address	City, State, ZIP	SSN
555 Main Street	Anytown, USA 12345	999-77-8888

Residential Address (if different than mailing address)	City, State, ZIP

Solicited at: State ____ ____

Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and registered representative appointment purposes.

ADDITIONAL ANNUITANT *Not applicable for qualified contracts.* ***Check One:*** ☑ *Joint* ☐ *Contingent*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex
Jane A. Doe	01/01/1972	☐ M ☑ F

Mailing Address	City, State, ZIP	SSN
555 Main Street	Anytown, USA 12345	999-66-5555

Residential Address (if different than mailing address)	City, State, ZIP

2. OWNER(S)
If annuitant and owner are the same, do not complete this section. Check product guidelines for maximum issue age. For contracts with an owner that is a 401(a), 401(k) or Keogh/HR10 plan, also complete the Qualified Plan and 457(b) Plan Disclosure form. For Individual(k) contracts with BISYS as the recordkeeper, also complete the Individual(k) Qualified Plan Disclosure form. For individual-owned or trust-owned Inherited IRA contracts, also complete the appropriate Inherited IRA Certification form. For non-qualified contracts, if the owner is a non-natural person or corporation, also complete the Non-Natural or Corporate-Owned Disclosure Statement. If the owner is a trust, also complete the Trustee Certification and Disclosure form.

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex
		☐ M ☐ F

Mailing Address	City, State, ZIP	SSN/TIN

Residential Address (if different than mailing address)	City, State, ZIP

ADDITIONAL OWNER *Not applicable for qualified contracts.* ***Check One:*** ☐ *Joint* ☐ *Contingent*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex
		☐ M ☐ F

Mailing Address	City, State, ZIP	SSN

Residential Address (if different than mailing address)	City, State, ZIP

3. DEATH BENEFIT COVERAGE

☐ **Stepped-Up Death Benefit** *Annuitant(s) must not be over age 75 at issue.*

If the stepped-up death benefit I have selected cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the stepped-up death benefit rider.

25-1143 05/08 *J657708A1*

4. TELEPHONE/ELECTRONIC AUTHORIZATIONS

CHECK IF YES ☑ Yes

TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION **As the owner, I will receive this privilege automatically.** If a contract has joint owners, each owner may individually make telephone and/or electronic requests. By checking "yes," I am also authorizing and directing Pacific Life to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost.

ELECTRONIC DELIVERY AUTHORIZATION By providing my e-mail address below, I authorize Pacific Life to provide my statements, prospectuses and other information (documents) electronically instead of sending paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements. I understand that I must have internet access (my internet provider may charge for internet access) and I must provide my e-mail address below to use this service.

FOR EVEN FASTER DELIVERY

E-mail address: JDoe@aol.com

5. BENEFICIARIES

If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For non-individually owned custodially held IRAs, 457 and qualified plans, if no beneficiary is listed, the beneficiary will default to the owner listed on the application. Unless otherwise indicated, proceeds will be divided equally. Use Special Requests section to provide additional beneficiary information.

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Primary / Contingent	Relationship	SSN/TIN	Percentage
Mary S. Doe	01/01/1992	☑ *Primary* ☐ *Contingent*	Daughter	333-22-7777	100 %
		☐ *Primary* ☐ *Contingent*			%

6. CONTRACT TYPE *Select ONE.*

☑ Non-Qualified	☐ SIMPLE IRA[1]	☐ Roth IRA	☐ 401(a)[3]	☐ Individual(k)[4]	☐ 457(b) – 501(c) tax exempt[3]
☐ IRA	☐ SEP-IRA	☐ TSA/403(b)[2]	☐ 401(k)[3]	☐ 457(b) – gov't. entity[3]	☐ Keogh/HR10[3]

[1] Complete SIMPLE IRA Employer Information. [2] Complete TSA Certification. [3] Complete Qualified Plan and 457(b) Plan Disclosure. [4] Complete Individual(k) Qualified Plan Disclosure.

7. INITIAL PURCHASE PAYMENT

Make check payable to Pacific Life Insurance Company.

7A. NON-QUALIFIED CONTRACT PAYMENT TYPE

Indicate type of initial payment.

☐ 1035 exchange/estimated transfer ....$ ______

☑ Amount enclosed ....$ 10,000

7B. QUALIFIED CONTRACT PAYMENT TYPE

Indicate type of initial payment. If no year is indicated, contribution defaults to current tax year.

☐ Transfer ....$ ______

☐ Rollover ....$ ______

☐ Contribution .....$ ______ for tax year ______

8. REPLACEMENT

8A. EXISTING INSURANCE

CHECK ONE ☐ Yes ☑ No

Do you have any existing life insurance or annuity contracts with this or any other company? *(Default is "Yes" if neither box is checked)*

8B. REPLACEMENT

CHECK ONE ☐ Yes ☑ No

Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? If "yes", provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms.

Insurance Company Name	Contract Number	Contract Type Being Replaced
		☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity
		☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity

9. SPECIAL REQUESTS

If additional space is needed, attach letter signed and dated by the owner(s).

25-1143 05/08 *J657708A2*

10. OPTIONAL RIDERS

Subject to state availability. To qualify for Foundation10, Flexible Lifetime Income, Income Access, GIA Plus or GPA3 rider benefits, the entire contract value must stay invested in an approved asset allocation program established and maintained by Pacific Life for the riders.

10A. **Guaranteed Withdrawal Benefit** *(Select one)*

- ☐ **Foundation10** *Annuitant(s) must not be over age 85 at issue.*
- ☐ **Income Access** *Annuitant(s) must not be over age 85 at issue.*
  - ☐ **Automatic Reset/Step-Up Option**
- ☐ **Flexible Lifetime Income** *(Select one) If neither box below is checked, the single life optional rider will be issued.*
  - ☐ **Single Life** *Annuitant(s) must not be over age 85 at issue.*
  - ☐ **Joint Life** *(Complete the beneficiary information in Section 5.) Available only if the Contract Type selected in Section 6 is Non-Qualified (not available if the Owner is a trust or other entity), IRA (including custodial IRAs), Roth IRA, SIMPLE IRA, SEP-IRA or TSA/403(b). Additionally, Joint Owners or Owner and Beneficiary must be at least age 59½ and not older than age 85 at issue. Joint Owners must be husband and wife. If the contract is owned by a sole Owner, the Owner's spouse must be designated as the sole primary beneficiary. If this is a custodially owned IRA, it is the responsibility of the custodian to verify that the beneficiary designation at the custodian is the spouse of the Annuitant and is at least age 59½ and not older than age 85 at issue.*

10B. ☐ **GIA Plus** *Annuitant(s) must not be over age 80 at issue.*

10C. ☐ **GPA3** *Annuitant(s) must not be over age 85 at issue, which must be at least 10 years prior to the annuity date.*

10D. ☐ **EEG** *Annuitant(s) must not be over age 75 at issue.*

If any rider selected in this section cannot be added to the contract due to age and/or other rider restrictions or state availability, the contract will be issued without that rider.

11. ALLOCATION OPTIONS

Use whole percentages only. Allocations must total 100%. Complete Transfers and Allocations form for dollar cost averaging and rebalancing.

Manager:	%	*Investment Options*
Alger		% Small-Cap Growth
AllianceBernstein		% International Value
Batterymarch	10	% International Small-Cap
BlackRock		% Equity Index
		% Small-Cap Index
Capital Guardian		% Diversified Research
		% Equity
Capital Research		% American Funds® Growth-Income
		% American Funds® Growth
ClearBridge		% Large-Cap Value
Columbia		% Technology
Goldman Sachs		% Short Duration Bond
Highland Capital		% Floating Rate Loan
JPMorgan		% Diversified Bond
Janus		% Growth LT
		% Focused 30
Jennison	40	% Health Sciences
Lazard		% Mid-Cap Value
Loomis Sayles		% Large-Cap Growth
MFS		% International Large-Cap
NFJ		% Small-Cap Value
Oppenheimer	20	% Multi-Strategy
		% Main Street® Core
		% Emerging Markets
PIMCO		% Managed Bond
		% Inflation Managed
PLFA		% Money Market
		% High Yield Bond
Van Kampen	20	% Comstock
		% Mid-Cap Growth
		% Real Estate
Vaughan Nelson		% Small-Cap Equity
DCA	10	% DCA Plus Fixed Option with a Guarantee Term of 12 months

Indicate percentage of premium payment to be allocated to the DCA Plus Fixed Option and complete the DCA section of the Transfers and Allocations form.

MUST TOTAL 100% 100

25-1143 05/08 *J657708A3*

12. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth and Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions or annuity contract termination. I, the owner(s), understand that I have applied for an individual flexible premium deferred variable annuity contract ("contract") issued by Pacific Life Insurance Company ("company"). I received prospectuses for this variable annuity contract. After reviewing my financial background with my registered representative, I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, tax and family status, and any existing investments, annuities, or other insurance products I own. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance and investment time horizon when selecting variable investment options. I understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. **I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.** I have discussed all fees and charges for this contract with my registered representative, including withdrawal charges. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options.

If there are joint owners, the issued contract will be owned by the joint owners as Joint Tenants With Right of Survivorship and not as Tenants in Common.

I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct.

The following states require insurance companies to provide a fraud warning statement. Please refer to the fraud warning statement for your state as indicated below. Please check for state product availability.

Colorado It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services.

Virginia It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

All Other States: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties.

Owner's Signature	Date (mo/day/yr)	Signed at: City	State
SIGN HERE John R. Doe	DATE 01/01/2007	CITY Anytown	STATE U S
Joint Owner's Signature *(if applicable)* SIGN HERE Jane A. Doe	Date (mo/day/yr) DATE 01/01/2007		

13. REGISTERED REPRESENTATIVE'S STATEMENT

13A. CHECK ONE ☐ Yes ☑ No — Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is "Yes" if neither box is checked.)

13B. CHECK ONE ☐ Yes ☑ No — Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued?

If "Yes", I affirm that I have instructed the applicant to answer "yes" to the replacement question in Section 8B of this application. I hereby certify that I have used only Pacific Life's approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I further certify that I have discussed the appropriateness of replacement, and followed Pacific Life's written replacement guidelines.

I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives.

I certify that I have reviewed this application, and have determined that its proposed purchase is suitable as required under law, based in part upon information provided by the owner, as applicable, including age, income, net worth, tax and family status, and any existing investments and insurance program.

I further certify that I have also considered the owner's liquidity needs, risk tolerance, and investment time horizon, that I followed my broker/dealer's suitability guidelines in both the recommendation of this annuity and the choice of investment options, and that this application is subject to review for suitability by my broker/dealer.

Soliciting Registered Representative's Signature	Print Registered Representative's Full Name	
SIGN HERE Cindy Brown	Cindy Brown	
Registered Representative's Telephone Number 213-495-0111	Registered Representative's E-Mail Address	Option ☐ A ☑ B ☐ C
Broker/Dealer's Name Brown & Associates	Brokerage Account Number *(optional)*	

Send completed application as follows:

APPLICATION *WITH* PAYMENT:

Regular Mail Delivery: P.O. Box 2290, Omaha, NE 68103-2290

Express Mail Delivery: 1299 Farnam Street, 10th Floor, AMF, Omaha, NE 68102

APPLICATION *WITHOUT* PAYMENT:

Regular Mail Delivery: P.O. Box 2378, Omaha, NE 68103-2378

Express Mail Delivery: 1299 Farnam Street, 10th Floor, AMF, Omaha, NE 68102

25-1143 05/08 *J657708A4*